EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-3 (File No.’s 333-89347, 333-85219, 333-42532, 333-72282, 333-90628, 333-102645, 333-105444 and 333-109293) and Form S-8 (File No.’s 333-45253, 333-64525, 333-46589, 333-52799, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184, 333-64188 and 333-109947) of Lucent Technologies Inc. of our report dated October 22, 2003, except for the second paragraph of Note 10, as to which the date is November 24, 2003 relating to the consolidated financial statements, which appear in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 22, 2003, except for the second paragraph of Note 10, as to which the date is November 24, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
December 9, 2003